CONSENT OF INDEPENDENT AUDITORS

The Board of Trustees and Shareholders
Putnam U.S. Government Income Trust:

We consent to the use of our report dated November 17, 2003, incorporated in this Registration Statement by reference, to the Putnam U.S. Government Income Trust and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Auditors and Financial Statements" in the Statement of Additional
Information.

                                                            /s/ KPMG LLP

Boston, Massachusetts
January 26, 2004